JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)



          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.



Dated: August 17, 2005


                                        GANDHARA ADVISORS EUROPE LLP

                                        By:  /s/ Davide Erro
                                            ------------------------------------
                                            Name:  Davide Erro
                                            Title:  Partner

                                        GANDHARA MASTER FUND LIMITED

                                        By:  /s/ Davide Erro
                                            ------------------------------------
                                            Name:  Davide Erro
                                            Title:  Director

                                         /s/ Davide Erro
                                        ----------------------------------------
                                        Davide Erro

                                         /s/ Nicolas Andine
                                        ----------------------------------------
                                        Nicolas Andine








[JOINT FILING AGREEMENT OF SCHEDULE 13G WITH RESPECT TO B+H OCEAN CARRIERS LTD.]